UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                 AMENDMENT NO. 2

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 26, 2011
                                                           ------------


                          RED MOUNTAIN RESOURCES, INC.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)

           Florida                  000-164968                   27-1739487
           -------                  ----------                 --------------
 (State or Other Jurisdiction       (Commission                (IRS Employer
       of Incorporation)            File Number)            Identification No.)

      2515 McKinney Avenue, Suite 900, Dallas, Texas               75201
      ----------------------------------------------               -----
         (Address of Principal Executive Offices)                (Zip Code)

                                 (214) 871-0400
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

                                Explanatory Note

Red Mountain Resources, Inc. ("Red Mountain") is filing this Current Report on Form 8-K/A to reflect in the financial statements for Black Rock Capital, Inc. (formerly Black Rock Capital, LLC) ("Black Rock") for the fiscal year ended May 31, 2011 the effect of a retrospective application of a voluntary election it has made in 2011 to change its method of accounting for its oil and gas operations from full cost to successful efforts. For an explanation of the changes in accounting method and a summary of the impacts of all adjustments made to the financial statements see Note 2 "Summary of Significant Accounting Policies - Changes in Accounting Policy" regarding oil and gas operations in the Notes to the Financial Statements.

The information in this second amendment to the Current Report on Form 8-K has not been updated for any other events or information subsequent to the date of filing of the original Current Report on Form 8-K on June 28, 2011 or the subsequent amendment to the Current Report on Form 8-K filed on September 26, 2011, except as set forth above. Accordingly, this second amendment to the Current Report on Form 8-K should be read in conjunction with Red Mountain's other filings with the SEC subsequent to the filing of its original Curret Report on Form 8-K. The other information previously included in the Current Report on Form 8-K on June 28, 2011 or the first amedment to the Current Report on Form 8-K filed on September 26, 2011 is incorporated herein by reference.

Background

In connection with the acquisition by Red Mountain of Black Rock that occurred on June 22, 2011, Red Mountain filed a Current Report on Form 8-K on June 28, 2011 to include required financial statements and other financial information required in connection with the acquisition by Red Mountain of Black Rock.

Since Red Mountain was a publicly traded shell company and Black Rock was an operating company, the merger transaction was treated as a recapitalization of Black Rock and the historical financial statements of Black Rock superseded and became those of Red Mountain. Since the financial statements for Black Rock for the full year ended May 31, 2011 were not available when the original Current Report was filed on June 28, 2011, Red Mountain filed an amendment to the Current Report on Form 8-K on September 26, 2011 to provide the full-year financial statements as of and for the fiscal year ended May 31, 2011 to be in compliance with Exchange Act Rules 13a-1 and/or 15d-1.

This second amendment to the Current Report on Form 8-K presents retrospective application of the change of the method of accounting for its oil and gas operations from full cost to successful efforts in the financial statements for Black Rock for the fiscal year ended May 31, 2011.

A preferability letter is not required and therefore has not been presented as the Securities and Exchange Commission staff has indicated in Accounting Series Release No. 300, that:

         The Securities and Exchange Commission announced that it would allow registrants to change methods of accounting for oil and gas producing activities so long as such changes were in accordance with GAAP. Accordingly, the Commission stated that changes from the full cost method to the successful efforts method would not require a preferability letter.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

o Black Rock Capital, Inc., financial statements of May 31, 2011 and for the year then ended

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)


                          INDEX TO FINANCIAL STATEMENTS


                                                                    Page
                                                              --------------

Report of Independent Registered Public Accounting Firm                  F-2

Balance Sheet                                                            F-3

Statement of Operations                                                  F-4

Statement of Changes in Members' Equity                                  F-5

Statement of Cash Flows                                                  F-6

Notes to Financial Statements                                            F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder
Black Rock Capital, Inc.

We have audited the accompanying balance sheets of Black Rock Capital, Inc.(formerly Black Rock Capital, LLC) as of May 31, 2011, and the related statements of operations, members' equity and comprehensive income, and cash flows for the year then ended. Black Rock Capital, LLC's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Black Rock Capital, Inc. as of May 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company changed the manner in which it accounts for its oil and gas operations retrospectively effective as of June 1, 2010.

L J Soldinger Associates LLC

Deer Park, Illinois

September 22, 2011 (except with respect to our opinion on the financial statements insofar as it relates to the effects of the changes in accounting for oil and gas operations discussed in Notes 2 and 3, as to which the date is October 21, 2011)

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                                  Balance Sheet
                                  May 31, 2011

                                     ASSETS

 Current assets
 Cash and cash equivalents                                               120,860
 Accounts receivable - trade                                             536,190
 Other current assets                                                      5,001
                                                                    ------------

 Total current assets                                                    662,051
                                                                    ------------

 Proved oil and gas properties                                         9,292,797
Unproved property                                                       239,393
Less: Accumulated depletion                                            (716,655)
                                                                   ------------
Oil and gas properties, net of accumulated depletion                  8,815,535
                                                                   ------------

Investment in Cross Border Resources, Inc.                            6,042,869
Due from related party                                                   25,090
Other assets                                                             10,805
                                                                   ------------
Total investment and other assets                                     6,078,764
                                                                   ------------
Total assets                                                         15,556,350
                                                                   ============

                         LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable                                                        487,558
Accounts payable - related party                                          3,079
Accrued expenses                                                        126,874
Stock issuance liability                                                600,000
Line of credit                                                        2,003,594
Notes payable                                                         2,052,857
Notes payable - Red Mountain Resources, Inc.                          5,750,000
                                                                   ------------
              Total current liabilities                              11,023,962
                                                                   ------------
Asset retirement obligation                                             239,536
                                                                   ------------

Total liabilities                                                    11,263,498

Members' equity                                                       4,292,852
                                                                   ------------
Total liabilities and members' equity                              $ 15,556,350
                                                                   ============

   The accompanying notes are an integral part of these financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                             Statement of Operations
                             Year Ended May 31, 2011

Revenues
Oil and gas sales                                                  $  3,711,815
                                                                   ------------

Operating expenses

Production taxes                                                        160,634
Leasehold operating expenses                                            165,180
Gas transportation and marketing charge                                 236,476
Depletion                                                               716,655
General and administrative                                              293,392
                                                                   ------------
Total operating expenses                                              1,572,337
                                                                   ------------
Operating income                                                      2,139,478
                                                                   ------------
Other income (expense)

Interest income                                                              91
Interest expense                                                       (236,657)
                                                                   ------------
Total other income (expense)                                           (236,566)
                                                                   ------------
Net income                                                         $  1,902,912
                                                                   ============
Pro forma information (unaudited)
Net income                                                         $  1,902,912
Pro forma tax provision                                                (647,000)
                                                                   ------------
Pro forma net income                                               $  1,255,912
                                                                   ============
Pro forma basic and diluted earnings per share                     $       0.05
                                                                   ============
Pro forma basic and diluted weighted average
  common shares outstanding                                          27,000,000
                                                                   ============

   The accompanying notes are an integral part of these financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                     Statement of Changes in Members' Equity
                             Year Ended May 31, 2011


                                                                   Accumulated Other         Total
                                                   Members'          Comprehensive          Members'
                                                   Equity               Income              Equity
                                              -----------------    -----------------   -----------------
Members' equity, beginning of year            $             133    $              --   $             133
                                              -----------------    -----------------   -----------------
Net income                                            1,902,912                   --           1,902,912

Other Comprehensive income - unrealized
Gain on Cross Border Resources, Inc.
 investment                                                  --            2,838,608           2,838,608
                                                                                       -----------------
Comprehensive income                                                                           4,741,653

Distributions to member                                (448,801)                  --            (448,801)
                                              -----------------    -----------------   -----------------
Members' equity, end of year                  $       1,454,244    $       2,838,608   $       4,292,852
                                              =================    =================   =================


   The accompanying notes are an integral part of these financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                             Statement of Cash Flows

Cash flows from operating activities

Net income                                                    $       1,902,912
Adjustments to reconcile net income to cash used in operations

Depletion                                                               716,655
Non-cash interest expense related to asset retirement
  obligation                                                              9,319

Non-cash interest expense relating to notes payable                      42,857
Non-cash direct repayment of line of credit and note payable
  from proceeds of oil and gas sales paid directly to bank             (556,563)

Changes in assets and liabilities

Increase in accounts receivable                                        (536,190)
Increase in other assets                                                (40,896)
Increase in accounts payable                                             48,020
Increase in accounts payable - related party                              3,079
Increase in accrued expenses                                            126,874
                                                                    -----------
Net cash provided by operations                                       1,716,067
                                                                    -----------

Cash flows used in investing activities

Investment in developed oil and gas properties                         (400,184)
Investment in Cross Border Resources Inc.                            (3,204,261)
                                                                    -----------
Cash used in investing activities                                    (3,604,445)
                                                                    -----------
Cash flows provided by (used) in financing activities

Proceeds from notes payable and lines of credit                       2,693,892
Proceeds from notes payable - Red Mountain Resources, Inc.            1,240,913
Repayment of notes payable                                           (1,476,899)
Distribution to member                                                 (448,801)
                                                                    -----------
Cash provided by financing activities                                 2,009,105
                                                                    -----------
Increase in cash and cash equivalents                                   120,727

Cash and cash equivalents, at inception of operations                       133
                                                                    -----------
Cash and cash equivalents, end of period                            $   120,860
                                                                    ===========

Supplemental cash flow disclosures:


Non-cash investing and financial transactions:

Financing of acquisition of developed oil and gas properties        $ 8,462,251
Asset retirement obligation at inception included in oil and
  gas properties                                                        230,217
Debt discount recorded for stock issuable to note holders              (600,000)
Oil and gas properties included in accounts payable
                                                                        439,538
Cash paid for:

Interest expense                                                    $   178,606

   The accompanying notes are an integral part of these financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

NOTE 1. DESCRIPTION OF BUSINESS

Black Rock Capital, LLC, an Arkansas limited liability company formed on October 28, 2005 and based in Little Rock, Arkansas. From inception through May 2010, Black Rock Capital, LLC had no operations. In June 2011, Black Rock Capital, LLC filed Articles of Conversion with the Secretary of State for the State of Arkansas to convert Black Rock Capital, LLC into a corporation. The conversion became effective July 1, 2011 and accordingly Black Rock Capital, LLC was converted to Black Rock Capital, Inc. As a result of the conversion, all the membership interest holders of Black Rock Capital, LLC became shareholders of Black Rock Capital, Inc. ("we," "us" or the "Company"). The Company has adopted a fiscal year end of May 31.

The Company is engaged in the business of investing in oil and gas producing properties in Duval and Zapata Counties in Texas and Lea County, in New Mexico. The Company is a passive investor and does not operate these properties.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business

Change in Accounting Principle

The Company has voluntarily elected to adopt the "Successful Efforts Method of Accounting" for accounting of its oil & gas activities, retrospectively back to June 1, 2010. The change from the Full Cost Method to Successful Efforts Method is a change in accounting principle. This change in accounting principle is deemed to be material in reporting our financial statements and therefore the change is required to be retrospectively applied. The Company believes the Successful Efforts Method will more fairly reflect the true cost of its properties and reserves directly associated with those properties. Further, the Successful Efforts Method of Accounting is considered a preferred method of accounting for oil and gas properties.

Under successful efforts property acquisition costs, whether the property is proved or unproved, are capitalized as incurred. However all exploration costs, except the costs of exploratory wells, are charged to expense as they are incurred. Costs of exploratory wells are initially capitalized pending the outcome of the drilling operation. If the test well finds proved reserves the costs remain capitalized to be amortized when reserves are produced. If a test well is dry, the accumulated drilling costs are charged to exploration expense. Under the previous full cost method, all acquisition, exploration and development costs, including certain directly related employee costs incurred for the purpose of finding oil and gas, are capitalized and accumulated in pools.

Under successful efforts proved property costs are tested for impairment in the same manner that most long-lived assets are tested. Thus when events or circumstances indicate that an impairment of the carrying value of the asset may not be recoverable, the Company compares the carrying value of the asset to the undiscounted expected net future cash flows, then an impairment is recognized to the extent that the carrying value is in excess of the assets fair value. Under the full cost method, where proved reserves are established, capitalized costs were limited using the ceiling test. Under the ceiling test, if the capitalized cost of the full cost pool exceeds the ceiling limitation, the excess was charged as an impairment expense. Unit-of-production depletion was applied to capitalized costs of the full cost pool. Unit-of-production rates were based on the amount of proved reserves of oil, gas and other minerals that were estimated to be recoverable from existing facilities using current operating methods.

Under the successful efforts method, proved property costs are amortized on the unit of production basis over the remaining life of proved developed reserves or total proved reserves as applicable. Under the full cost method, proved property costs are amortized on the unit of production basis over the remaining life of total proved reserves.

The change resulted in a decrease in depletion expense and accumulated depletion of $260,619. There was no change in gross oil and gas properties between the two methods, because Black Rock Capital, LLC had incurred no geological costs, dry holes or impairment. The change increased income from operations by $260,619 as reported on the Statement of Operations and increased retained earnings by $260,619 as reported on the Balance Sheet and Statement of Changes in Members Equity. The change did not impact cash flows from operations, investing or financing activities.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

The impacts of the adjustments resulting from the retrospective application of our change in accounting policy for oil and gas operations are summarized below:

Balance Sheet May 31, 2011

                                         As previously       Recognized
                                            reported            Under
                                             under           New Method           Effect
                                           Full Cost         Successful             of
                                             Method            Efforts            Change
                                        ---------------    ---------------    ---------------
Total current assets                    $       662,051    $       662,051    $            --
                                        ---------------    ---------------    ---------------
Proved oil and gas properties                 9,532,190          9,292,797            239,393
Unproved properties                                  --            239,393           (239,393)
Less Accumulated depletion                     (977,274)          (716,655)           260,619
                                        ---------------    ---------------    ---------------

Oil and gas properties, net of
 accumulated depletion                        8,554,916          8,815,535            260,619
                                        ---------------    ---------------    ---------------
Total investments and other assets            6,078,764          6,078,764                 --
                                        ---------------    ---------------    ---------------

Total assets                            $    15,295,731    $    15,556,350    $       260,619
                                        ===============    ===============    ===============

Total current liabilities               $     9,020,368    $     9,020,368    $            --
Total long term liabilities                   2,243,130          2,243,130                 --
Member's equity                               4,032,233          4,292,852            260,619
                                        ---------------    ---------------    ---------------
Total liabilities and members' equity   $    15,295,731    $    15,556,350    $       260,619
                                        ===============    ===============    ===============

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

Income Statement - Year Ended May 31, 2011

                                  As previously    Recognized
                                    reported         Under
                                      under        New Method        Effect
                                    Full Cost      Successful          of
                                     Method          Efforts         Change
                                  -------------   -------------   -------------
Revenue:
Oil and gas sales                 $   3,711,815   $   3,711,815   $          --
                                  -------------   -------------   -------------
Operating expenses

Production taxes                        160,634         160,634              --

Lease operating expenses                165,180         165,180              --

Gas transportation and
  marketing charge                      236,476         236,476              --

Depletion                               977,274         716,655        (260,619)

General and administrative              293,392         293,392              --
                                  -------------   -------------   -------------
Total operating expenses              1,832,956       1,572,337        (260,619)
                                  -------------   -------------   -------------
Operating income                      1,878,859       2,139,478         260,619

Total other (expense)                  (236,566)       (236,566)             --
                                  -------------   -------------   -------------
Net income                        $   1,642,293   $   1,902,912   $     260,619
                                  =============   =============   =============

Pro forma information

Net income                        $   1,642,293   $   1,902,912   $     260,619

Pro forma income tax provision         (560,000)       (647,000)        (87,000)
                                  -------------   -------------   -------------
Pro forma net income              $   1,082,293   $   1,255,912   $     173,619
                                  =============   =============   =============
Pro forma basis and diluted
  earnings per share              $        0.04   $        0.05   $        0.01
Pro forma basic and diluted
  weighted average common
  shares outstanding                 27,000,000      27,000,000              --
                                  =============   =============   =============

Statement of Changes in Members' Equity - Year Ended May 31, 2011

                                  As previously    Recognized
                                    reported         Under
                                      under        New Method        Effect
                                    Full Cost      Successful          of
                                     Method          Efforts         Change
                                  -------------   -------------   -------------
Members' equity                   $   1,193,625   $   1,454,244   $     260,619
Accumulated other
  comprehensive income                2,838,608       2,838,608               -
                                  -------------   -------------   -------------
Total members' equity             $   4,032,233   $   4,292,852       $ 260,649
                                  =============   =============   =============

Use of Estimates

The preparation of the Company's financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Management believes that the following material estimates affecting the financial statements could significantly change in the coming year.

The most significant estimates pertain to proved oil and natural gas reserves and related cash flow estimates used in impairment tests of long-lived assets, estimates of future development, dismantlement and abandonment costs and to estimates relating to certain oil and natural gas revenues and expenses and estimates related to the valuation of our investment in the Cross Border Resources, Inc. warrants. Certain of these estimates require assumptions regarding future commodity prices, future costs and expenses and future production rates. Actual results could differ from those estimates.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

The Company's revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond its control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company's financial position, results of operations, cash flows and quantities of oil and natural gas reserves that may be economically produced.

Estimates of oil and natural gas reserves and their values, future production rates and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company's control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploitation and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

At May 31, 2011 we estimated the value of the warrants related to our investment in the Cross Border Resources Inc units warrant using level 3 inputs. Future events or changes in the assumptions used to estimate the fair value of the warrants could significantly change its fair value.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of less than 90 days to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company generates accounts receivable from the sale of its hydrocarbons. The Company provides for a reserve against receivables for estimated losses that may result from a customer's inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon historical write-off percentages, known problem accounts, and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected. As of May 31, 2011 there was no reserve established as all amounts were deemed collectible.

Investments

The Company carries its investments in equity securities at fair value, based on quoted market prices when available. Security transactions are recorded on a trade date basis. Realized gains and losses are determined by the specific identification method and are included in income. Unrealized gains and losses on securities available-for-sale are reported as a component of accumulated other comprehensive income.

Management determines the appropriate classification of its investments at the time of purchase and reevaluates such determination at each balance sheet date. Equity securities are classified as "available-for-sale." At May 31, 2011, the Company had no trading securities or investments in debt securities that it plans to hold to maturity.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for its oil and natural gas properties. The Company applies the provisions of the "Financial Accounting and Reporting by Oil and Gas Producing Companies" topic of the Financial Accounting Standards Board Accounting Standards Codification (the "FASC"). Under this method, all costs associated with productive and nonproductive development wells are capitalized. Exploration expenses, including geological and geophysical expenses and delay rentals, are charged to expense as incurred. Costs associated with drilling exploratory wells are initially capitalized pending determination of whether the well is economically productive or nonproductive.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

If an exploratory well does not find reserves or does not find reserves in a sufficient quantity as to make them economically producible, the previously capitalized costs would be expensed in the period in which the determination was made. If an exploratory well finds reserves but they cannot be classified as proved, the Company continues to capitalize the associated cost as long if the well has found a sufficient quantity of reserves to justify its completion as a producing well and the Company is making sufficient progress in assessing the reserves and the operating viability of the project. If subsequently it is determined that these conditions do not continue to exist, all previously capitalized costs associated with the exploratory well would be expensed in the period in which the determination was made. Re-drilling or directional drilling in a previously abandoned well is classified as development or exploratory based on whether it is in a proved or unproved reservoir. Costs for repairs and maintenance to sustain or increase production from the existing producing reservoir are charged to expense as incurred. Costs to recomplete a well in a different unproved reservoir are capitalized pending determination that economic reserves have been added. If the recompletion is unsuccessful, the costs would be charged to expense.

Significant tangible equipment added or replaced that extends the useful or productive life of the property is capitalized. Costs to construct facilities or increase the productive capacity from existing reservoirs are capitalized. Capitalized costs are amortized on a unit-of-production basis over the remaining life of proved developed reserves or total proved reserves, as applicable.

The costs of retired, sold, or abandoned properties that constitute part of an amortization base are charged or credited, net of proceeds received, to accumulated depletion, depreciation and amortization ("DD&A").

The Company applies the provisions of the "Accounting for the Impairment or Disposal of Long-Lived Assets" topic of the FASC, which requires us to assess the need for an impairment of long-lived assets to be held and used, including proved oil and natural gas properties, whenever events and circumstances indicate that the carrying value of the asset may not be recoverable. If impairment is indicated based on a comparison of the asset's carrying value to its undiscounted expected future net cash flows, then an impairment charge is recognized to the extent the asset's carrying value exceeds its fair value. Expected future net cash flows are based on existing proved reserves (and appropriately risk-adjusted probable reserves), forecasted production information, and management's outlook of future commodity prices. Any impairment charge incurred is expensed and reduces the net basis in the asset. Management aggregates proved property for impairment testing the same way as for calculating DD&A. The price assumptions used to calculate undiscounted cash flows is based on judgment.

Unproved properties are assessed for impairment on a property-by-property basis for individually significant balances and on an aggregate basis for individually insignificant balances. If the assessment indicates impairment, a loss is recognized by providing a valuation allowance at the level at which impairment was assessed. The impairment assessment is affected by economic factors such as the results of exploration activities, commodity price outlooks, remaining lease terms, and potential shifts in business strategy employed by management. In the case of individually insignificant balances, the amount of the impairment loss recognized is determined by amortizing the portion of these properties' costs which the Company believes will not be transferred to proved properties over the remaining life of the lease.

Other Property and Equipment

Other property and equipment is carried at cost. Depreciation is expensed on a straight-line basis over estimated useful lives, which range from three to seven years. Gains or losses from the disposal of other property and equipment are recognized in the period realized.

As of May 31, 2011 and for the period then ended, the Company operated only in the United States and had only proved property.

Revenue Recognition

Revenues are recognized when hydrocarbons have been delivered, the customer has taken title and payment is reasonably assured.

Taxes Associated with Revenue Producing Transactions

The Company reports taxes assessed by state, local and U.S. Federal governmental authorities from the production and sale of hydrocarbons on a line item under operating expenses.

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of May 31, 2011, the Company has not taken any uncertain tax positions.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

The Company is taxed as a Partnership under the provisions of the Internal Revenue Code. Consequently, the members of the Company are taxed as Partners under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In addition, the state that the Company operated within during the period, Texas, does not have an income tax on the production and sale of hydrocarbons, and instead utilizes a franchise tax.

Based on this, the Company has not recorded any current or deferred income taxes for the period ended May 31, 2011.

Pro Forma Financial Information

As discussed in Note 1, Black Rock Capital, LLC was originally organized in the form of a Limited Liability Company. Immediately prior to closing of the Merger (see Note 8), its capital structure was changed to that of a corporation. The change will result in the post-merger company becoming obligated for the tax liabilities for the portion of income generated subsequent to the date of the merger, whereas the previous income and associated liability was passed through to the Black Rock Capital, LLC members. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2"), pro forma information on the face of the income statement has been presented which reflects the impact of the Company's change in capital structure as if it had occurred at the commencement of operations on June 1, 2010 and was therefore subject to income taxes. This presentation reflects the Company generating current deferred tax liability for earnings during the period presented and having the common shares outstanding that were given as consideration for the merger.

Asset Retirement Obligations

The Company applies the provisions of the "Accounting for Asset Retirement Obligation" topic of the FASC, which requires it to recognize the fair value of a liability for an asset retirement obligation in the period in which the liability is incurred. For oil and natural gas properties, this is the period in which the property is acquired or a new well is drilled. An amount equal to and offsetting the liability is capitalized as part of the carrying amount of the Company's oil and natural gas properties. The liability is recorded at its discounted risk adjusted fair value and then accreted each period until it is settled or the asset is sold, at which time the liability is reversed. Estimates are based on historical experience in plugging and abandoning wells and estimated remaining field life based on reserve estimates. Please read "Note 5. Asset Retirement Obligations" for additional information.

The significant assumptions used to develop the expected liability during the period are as follows:

Average gross cost to remediate individual well sites       $75,000 - 100,000
Average gross salvage value expected from individual well
  sites remediated                                          $ 15,000 - 25,000
Expected inflation rate for oil field service costs                4.50%
Credit adjusted risk-free interest rate                            7.25%


Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred is recorded as a gain or loss in the settlement period.

Beginning balance at inception                              $              --
Liabilities incurred                                                  230,217
Liabilities settled                                                        --
Accretion expense                                                       9,319
                                                            -----------------
Balance at May 31, 2011                                     $         239,536
                                                            =================

Accretion expense is recorded as interest expense in the financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

Concentrations

Upon acquisition of its oil and gas field interests, the Company also became party to joint operating agreements ("JOA's") that define the rights and responsibilities between the third party operators and passive interest holders. Under the JOA, the third party operator is responsible for acquiring customers to sell the oil and gas produced and to either performing or contracting out to other third parties to perform services necessary to continue and maintain well production, commence and complete drilling operations and also to maintain undeveloped acreage. The Company is thus dependent upon the third party operator to remit payment for its share of the proceeds from the sale of hydrocarbons produced, and to adequately maintain and develop the individual fields. As of May 31, 2011, one operator, ConocoPhillips, Inc., controlled approximately 95% of the Company's revenues and approximately 79% of direct operating expenses.

Concentrations of Market Risk

The future results of the Company's oil and natural gas operations will be affected by the market prices of oil and natural gas. The availability of a ready market for oil and natural gas products in the future will depend on numerous factors beyond the control of the Company, including weather, imports, marketing of competitive fuels, proximity and capacity of oil and natural gas pipelines and other transportation facilities, any oversupply or undersupply of oil, natural gas and liquid products, the regulatory environment, the economic environment, and other regional and political events, none of which can be predicted with certainty.

The Company operates in the exploration, development and production sector of the oil and gas industry. The Company's receivables include amounts due from purchasers of its oil and natural gas production and amounts due from joint venture partners for their respective portions of operating expenses and exploration and development costs. While certain of these customers and joint venture partners are affected by periodic downturns in the economy in general or in their specific segment of the oil or natural gas industry, the Company believes that its level of credit-related losses due to such economic fluctuations has been and will continue to be immaterial to the Company's results of operations over the long-term. Trade receivables are generally not collateralized.

Fair Value

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date ("exit price"). To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities ("Level 1" measurements) and the lowest priority to unobservable inputs ("Level 3" measurements). The three levels of the fair value hierarchy are as follows:

Level 1 -- Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -- Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 -- Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

                    Fair Value         Level 1         Level 2          Level 3
                    ----------         -------         -------          -------
Investment in
  Cross Border       6,042,869        4,806,369              -        1,236,500
Resources, Inc.
Asset retirement
  obligation           239,539               --              --         239,536

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

      Changes in level 3 Assets and Liabilities Measured at Fair Value on a
                 Recurring Basis for the Year Ended May 31, 2011

                                                                     Asset
                                                Investment in      Retirement
                                                 Cross Border      Obligation
                                               ---------------   ---------------
Beginning balance at inception                 $            --   $            --

Acquisition cost                                       337,819                --

Liability incurred                                          --           230,217

Realized and unrealized gains or (loss)
Charged to interest expense                                 --             9,319
Charged to Other Comprehensive Income                  898,681                --
                                               ---------------   ---------------
Balance at May 31, 2011                        $     1,236,500   $       239,536
                                               ===============   ===============

Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, receivables, payables, and a notes payable and line of credit. The carrying amounts of cash and cash equivalents, receivables, payables and short-term debt approximate fair value due to the highly liquid or short-term nature of these instruments. The Company does not have any instruments that are measured at fair value on a recurring basis.

Recent Accounting Pronouncements

Reserve Estimation

In January 2010, the FASB issued an update to the Oil and Gas Topic, which aligns the oil and natural gas reserve estimation and disclosure requirements with the requirements in the SEC's final rule, Modernization of the Oil and Gas Reporting Requirements (the "Final Rule"). The Final Rule was issued on December 31, 2008. The Final Rule is intended to provide investors with a more meaningful and comprehensive understanding of oil and natural gas reserves, which should help investors evaluate the relative value of oil and natural gas companies.

In January 2010, the FASB issued ASU 2010-06, "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements" ("ASU 2010-06"). ASU 2010-06 includes new disclosure requirements related to fair value measurements, including transfers in and out of Levels 1 and 2 and information about purchases, sales, issuances and settlements for Level 3 fair value measurements. This update also clarifies existing disclosure requirements relating to levels of disaggregation and disclosures of inputs and valuation techniques. ASU 2010-06 was effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company adopted ASU 2010-06 upon issuance and such adoption did not have a material impact on the Company's financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

In December 2010, the FASB issued an accounting standard update 2010-29 that addresses the disclosure of supplementary pro forma information for business combinations. This update clarifies that when public entities are required to disclose pro forma information for business combinations that occurred in the current reporting period, the pro forma information should be presented as if the business combination occurred as of the beginning of the previous fiscal year when comparative financial statements are presented. This update is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company expects the adoption of this standard will not have a material effect on its results of operation or its financial position.

Subsequent Change in Accounting Policy

Post-merger, the company will retroactively adopt as of June 1, 2011 the successful efforts method of accounting for accounting for its oil and gas properties and interests. The successful efforts method of accounting adheres to traditional cost basis. Property acquisition costs, whether the property is proved or unproved is capitalized as incurred. For other costs incurred under this method, a direct relationship between the costs incurred and specific reserves discovered is required before costs are permitted to be capitalized. Under the successful efforts method, costs that cannot be directly related to discovery of specific oil and gas reserves are expensed. The use of successful efforts method is preferred, but not required by US GAAP.

NOTE 3. OIL AND GAS PROPERTIES

Oil and gas properties consisted of the following as of May 31, 2011:

Proved   properties                                      $       9,292,797
Unproved properties                                                239,393
                                                         -----------------
                                                         $       9,532,190
Accumulated depletion                                             (716,655)
                                                         -----------------
                                                         $       8,815,535
                                                         =================

In May 2010, the Company entered into an agreement to purchase two separate oil and gas fields out of the bankruptcy estate of MSB Energy, Inc. and which became effective as of June 1, 2010. Those fields are located in Zapata County and Duval County, Texas. In October 2010, the Company entered into an agreement to purchase two separate oil and gas fields located in Zapata County, Texas, also out of the bankruptcy estate of MSB Energy, Inc., which became effective on October 1, 2010.

In March, 2011, the Company entered into an agreement to acquire two oil and gas leases located in Lea County, New Mexico which became effective on May 31, 2011.

Villareal - Zapata County, Texas
This field consists of approximately 1,099.78 gross acres (154.01 acres net to the working interest). The purchase price of this property was approximately $3,100,000, and included a prepaid drilling credit from the well operator of approximately $680,000. At acquisition, there were eight producing wells on this property. The Company acquired the approximate 13.942% working interest and 10.46% net revenue interest in seven of the producing wells and remaining leasehold. The Company also acquired approximately 15.65% working interest and 11.74% net revenue interest in one producing well. During the period ended May 31, 2011 the Company elected to participate in all of the drilling operations commenced by the operator of the property, ConocoPhillips. Those drilling operations included capital expenditures on three wells plus drilling three new wells. Total development costs incurred by the Company during the period ended May 31 2011, which includes usage of the prepaid drilling costs acquired for these wells, were approximately $1,635,000.

During the period ended May 31, 2011, one development well was drilled to a deeper zone on an exploratory basis. The Costs incurred by the Company were approximately $239,000. The deeper horizon showed the presence of hydrocarbons, however as of May 31, 2011 and the date of these financial statements, the Company is unable to determine if sufficient proved reserves exist. The Company plans future expenditures in the near future to more fully explore this new horizon, however the exact timing of such work is dependent upon the operator.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

Capitalized exploratory well costs for the fiscal year ending May 31, 2011, are as follows:

Beginning balance at June 1                                       $         -
Additions to capitalized exploratory well costs pending the
determination of proved reserves                                      239,393
Reclassifications to wells, facilities, and equipment based on
the determination of proved reserves                                        -
Capitalized exploratory well costs charged to expense                       -
                                                                 -------------
Ending balance at May 31                                          $   239,393
                                                                 =============

Frost Bank - Duval County, Texas
This field consists of approximately 998.3 gross acres (319 acres net to the working interest). The purchase price of this property was approximately $200,000. At acquisition there were five producing wells. The Company acquired an approximate 31.968% working and 23.976% net revenue interest in the well production. No drilling activity occurred during the period ended May 31, 2011.

Resendez and LaDuquesa - Zapata County, Texas
These fields consist of approximately 2,496 gross acres (914 acres net to the working interests). The purchase price of this property was approximately $36,000. At acquisition there were two producing and two shut in wells. The Company acquired an approximate 23.125% and 50.007% working interest in Resendez and LaDuquesa, respectively, and 17.34% and 37.56% net revenue interest in the well production for Resendez and LaDuquesa, respectively. No drilling activity occurred during the period ended May 31, 2011.

Madera Prospect - Lea County, New Mexico
These fields consist of approximately 1,926 gross acres (1,153 net to the working interests). The purchase price of this property was approximately $4,774,000, including approximately $27,000 in acquisition related costs. At acquisition, the two leases comprise two producing wells and one shut in well. The Company acquired a 100% working interest and a net 75% net revenue interest in one producing well , a 55.50% working interest and a 41.62% net revenue interest in the second producing well and a 41.38% working interest and a 31.04% net revenue interest in the shut in well. On April 29, 2011 the Company issued a promissory note to Red Mountain Resources, Inc. in return for borrowing approximately $4,900,000 to close this lease acquisition. The promissory note was due and payable in full on May 31, 2011 and the note was subsequently extended to June 22, 2011, the date of the merger with Red Mountain Resources, Inc. The note is secured by a mortgage on all of the assets in the purchase agreement.

The Company recorded $977,274 for depletion expense for the year ended May 31, 2011.

NOTE 4. INVESTMENT IN CROSS BORDER RESOURCES, INC.

On May 23, 2011, the Company entered into a securities purchase agreement with Cross Border Resources, Inc. ("Cross Border") that granted the Company the right to purchase 2,136,164 units in an offering by Cross Border. Each unit included 1 share of the common stock of Cross Border and one warrant to acquire an additional share of Cross Border. The purchase price of the unit offering was $3,204,261. The warrants have an exercise price of $2.25 per share. The warrants are for a five year term and become exercisable on the six month anniversary of the issuance date. As of May 31, 2011, the fair value of the units of Cross Border increased by approximately $2,800,000. The Company valued the warrants as of May 31, 2011 at $1,234,500 using the Black-Scholes Merton valuation model. In determining this valuation, the Company used a volatility rate of 27.5%, a risk free interest rate of 1.68%, an estimated life of 4.5 years and a dividend rate of zero. Changes in the fair value of the investment between time of purchase and May 31, 2011 are recorded as unrealized gains and reflected in other comprehensive income.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

NOTE 5. LINE OF CREDIT

In June 2010, the Company entered into a 3 year line of credit with First State Bank of Lonoke, Arkansas ("FSB"). The line has a maximum draw amount of approximately $3,475,000, and is secured by a first security lien against the Villareal property (see Note 3). The line bears interest at the bank's reference rate plus 275 basis points, which as of May 31, 2011 was 6.039% in total. The line is payable on demand, however if no demand is made, principal payments of$1 million and $1.1 million are required after the first and second years, respectively, and the loan is due in full at maturity. In addition to a security interest in the Villareal Property, the principal member of the Company and another individual who is a related party have personally guaranteed the line of credit. In addition, the related party has also provided a mortgage in favor of FSB on certain property owned by the related party as additional collateral.

In June 2010 the Company borrowed approximately $3,400,000 to fund the purchase price of the Villareal property plus make its first capital call on the property. The Company borrowed an additional $351,000 in November 2010 to fund additional capital calls. As of May 31, 2011, the outstanding balance of the line of Credit was $2,003,594 and the Company was in compliance with the covenants related to the loan.

NOTE 6. NOTES PAYABLE

As of May 31, 2011, the Company had the following notes outstanding:

First State Bank of Lonoke, $200,060 Secured Promissory Note

issued June 15, 2010; interest rate at 6% per annum, due June
15, 2011. The note is secured by a first security lien against the Frost Bank property (see Note 3). In addition to a
security interest in the Frost Bank Property, the principal
member of the Company and another individual who is a related party have personally guaranteed the note. In addition, the
related party has also provided a mortgage in favor of FSB on certain property owned by the related party as additional
collateral. The remaining balance was repaid subsequent to May
31, 2011.                                                            $   10,000

Robert Hersov, $150,000 Promissory Note issued March 4, 2011;
interest rate at 3.25% per annum, due the earlier of July 31,
2011 or the closing of the acquisition of the Company by Red
Mountain Resources, Inc. The Company is currently negotiating
an extension to this note.                                              150,000

William F. Miller III, $250,000 Promissory Note issued May 24,
2011; interest rate at 10% per annum, due the earlier of
September 30, 2011 or after the closing of the merger between the Company by Red Mountain Resources, Inc. and an additional equity raise of $2,500,000. In addition, the holder is to
receive 50,000 shares of Red Mountain Resources common stock
(see Note 7). The Company is currently negotiating an
extension to the note.                                                  250,000

Michael J. Garnick, $700,000 Promissory Note issued May 24,
2011; interest rate at 10% per annum, due the earlier of
September 30, 2011 or after the closing of the merger between the Company by Red Mountain Resources, Inc. and an additional equity raise of $2,500,000. In addition, the holder is to
receive 175,000 shares of Red Mountain Resources common stock
(see Note 7). The Company is currently negotiating an
extension to the note                                                   700,000

Bel-Cal Properties, $1,500,000 Promissory Note issued May 24,
2011; interest rate at 10% per annum, due the earlier of
September 30, 2011 or after the closing of the merger between the Company by Red Mountain Resources, Inc. and an additional equity raise of $2,500,000. In addition, the holder is to
receive 375,000 shares of Red Mountain Resources common stock
(see Note 7). The Company is currently negotiating an
extension to the note                                                 1,500,000

Red Mountain Resources, Inc., $4,900,000 non-interest bearing
Secured Commercial Promissory Note issued April 29, 2011, due
May 30, 2011.                                                         4,900,000

Red Mountain Resources, Inc., $850,000 non-interest bearing
Commercial Promissory Note issued May 24, 2011, due June 15,
2011.                                                                   850,000

                                                                      8,360,000
Less: unamortized discount                                             (557,143)
                                                                     ----------

Total notes payable                                                  $7,802,857
                                                                     ==========

No interest was imputed on the loans from Red Mountain Resources, Inc. since prior to issuance of these financial statements the merger was consummated and this amount was immaterial.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

NOTE 7. STOCK ISSUANCE LIABILITY

The three promissory notes totaling $2,450,000 issued on May 24, 2011 (see Note
6) contained provisions that required the Company to deliver to the note holders 600,000 shares of Red Mountain Resources, Inc. common stock as an inducement to the note holders to make the loans. The Company recorded a liability in the amount of $600,000 as the Company had yet to consummate its merger with Red Mountain Resources, Inc. The Company has treated the amount as a debt discount, and is amortizing the amount over the life of the loans. As of May 31, 2011, approximately $42,000 had been amortized as interest expense. The Company believes that $1.00 per share represents the fair value per share of the common stock of Red Mountain Resources, Inc. as at issuance of the promissory notes, Red Mountain Resources, Inc. was engaged in an offering of its securities at $1.00 per share and had raised in excess of $5 million at that price. Upon consummation of the merger in June 2011 (see Note 11) the liability was planned to be extinguished.

NOTE 8. RELATED PARTY TRANSACTIONS

Stone Street Operating Company, LLC ("Stone Street") is related to the Company by common ownership and management. Stone Street is the operator for the Frost Bank, Resendez and LaDuquesa properties.

At May 31, 2011, the amount due to Stone Street totaled $3,059 which remains unpaid after the end of the period by the Company. In addition, during the year, the Company funded a $25,000 one year certificate of deposit with a bank in Texas in order for Stone Street to secure an additional letter of credit for the benefit of the Railroad Commission of Texas in regards to obligations for the Resendez, La Duquesa and Frost Bank wells. Subsequent to funding, the Company assigned the certificate of deposit to Stone Street. The certificate of deposit is expected to be liquidated in the near future and the proceeds returned to the Company as the operating responsibilities of Stone Street in regards to the properties is in the process of being transferred to a wholly owned subsidiary of Red Mountain Resources, Inc.

As of May 31, 2011, the following summarizes the transactions between Stone Street and the Company in regards to the operations of the properties:

Revenues
Oil and gas sales                                               $  182,919

Operating expenses
Production taxes                                                    11,336
Leasehold operating expenses                                        92,247
Gas marketing charge                                                19,954
                                                                ----------
Total expenses                                                     123,537
                                                                ----------
Net proceeds                                                    $   59,382
                                                                ==========


NOTE 9. MEMBERS' EQUITY

In June 2010, the original three members of the Company assigned all of their membership interests to two new members. During the year ended May 31, 2011, the Company paid distributions totaling $448,801 to one of its members.

NOTE 10. COMMITMENTS AND CONTINGENCIES

General

There have been significant changes in the U.S. economy, oil and gas prices and the finance industry which have adversely affected and may continue to adversely affect the Company in its attempt to obtain financing or in its process to produce commercially feasible gas exploration or production.

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

Operating Hazards and Insurance

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.

As noted elsewhere, the Company is a passive working and net revenue interest owner in the oil and gas industry. As such, the Company only just prior to year end acquired its own insurance coverage over its interests in the properties. Prior to this, the Company had relied on the third party operators for its properties to maintain insurance to cover its operations.

There can be no assurance that insurance will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained and those held by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Title to Properties

The Company's practice has been to acquire ownership or leasehold rights to oil and natural gas properties from third parties. Most of the Company's current drilling operations are conducted on properties acquired from third parties. Our existing rights are dependent on those previous third parties having obtained valid title to the properties. Prior to the commencement of gas drilling operations on those properties, the third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, we believe that we have satisfactory title to our producing properties in accordance with customary practices in the gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements. The Company is currently working with its third party operator (see Note 5) for the Frost Bank property to update the division order for between the interest owners.

Potential Loss of Oil and Gas Interests / Cash Calls

The Company has agreed to be bound by the existing JOA's with various operators for the drilling of oil and gas properties, and still owes certain operator payments on drilling wells. In addition, it might be subject to future cash calls due to (1) the drilling of any new well or wells on drilling sites; (2) rework or recompletion of a well; and (3) deepening or plugging back of dry holes, etc. If the Company does not pay delinquent amounts due or its share of future Authorization For Expenditures ("AFE") invoices, it may have to forfeit all of its rights in certain of its interests in the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.

NOTE 11. SUBSEQUENT EVENTS

On March 22, 2011, the Company entered an agreement to be acquired by Red Mountain Resources, Inc. ("Red Mountain") a publicly traded shell company. The agreement provided for Red Mountain to issue 27,000,000 shares of common stock in exchange for all of the then outstanding common stock of the Company. On June 22, 2011, the transaction was completed and the reverse recapitalization with Red Mountain was completed. Red Mountain's $850,000 non-interest bearing Commercial Promissory Note issued May 24, 2011, due June 15, 2011 was extinguished upon completion of the transaction. As part of the transaction Red Mountain guaranteed a loan of $2,500,000 from the First State Bank of Lonoke which was re-executed in the name of the Company. The First State Bank of Lonoke also had the following requirements: (i) Alan Barksdale, the Company's sole officer, director and shareholder, must be the only officer as President of the Company and Chief Executive Officer of Red Mountain during the term of the loan;
(ii) the Company's 1,000 common shares (100%) shall be pledged as collateral for the loan by Red Mountain to First State Bank of Lonoke; (iii) the Company's assets shall remain held in the name of the Company during the term of the loan;
(iv) Red Mountain and the Company were to jointly sign a new Note to the First

State Bank of Lonoke to acquire the loan to Bamco Gas, LLC, in receivership, in the amount of approximately $2,681,201.37, which is currently in technical default, and the First State Bank of Lonoke would assign the Note to the Company. with any collateral pledges; and (v) the shareholders of the Company pledge two million common shares of Red Mountain to secure the Black Rock loan and the acquisition of the Note for Bamco Gas, LLC to the First State Bank of Lonoke.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

On June 16, 2011, the Company filed Articles of Conversion with the Secretary of State for the State of Arkansas to convert the Company into a corporation. The conversion became effective as of July 1, 2011.

On July 8, 2011, the Company entered into an agreement, effective as of July 1, 2011, that governed the relationship between the Company and certain other parties with respect to oil and gas leases in the Permian Basin covering approximately 1,255 gross acres (1,029 net acres) that the Company acquired an 82% ownership interest in. Pursuant to the agreement, on July 25, 2011, the Company acquired the remaining 18% ownership interest in the land from such other parties. The total acquisition cost of the combined 1,255 gross/net acres was $439,222 or $350 per acre.

On August 8, 2011, Red Mountain entered into an employment agreement with John
T. Hanley pursuant to which Mr. Hanley will serve as Red Mountain's Executive Vice President and Director of Finance. The agreement provides for Mr. Hanley to receive a base salary of $13,750 per month and expires on December 31, 2011.

On August 16, 2011, Red Mountain also acquired a 100% working interest in the "Martin Lease" in exchange for 320,000 shares of Red Mountain's common stock and a 100% working interest with a 75% net revenue interest in the "Shafter Lake Lease" for $250,000 and 250,000 shares of Red Mountain's common stock. The Martin Lease is 320 gross/net acres located in Andrews County, Texas. The Martin Lease is held by production and is for all rights 5,000 feet and below the surface of the land. The target horizons associated with the Martin Lease are the Clearfork and Wichita Albany formations. The Shafter Lake Lease is approximately 185 gross/net acres located in Andrews County, Texas. The Shafter Lake Lease is held by production and is for all rights from surface to 4,250 feet below the surface of the land. The target horizons associated with the Shafter Lake Lease are the Grayburg and San Andrus formations.

On August 16, 2011, Red Mountain entered into a stock purchase and sale agreement pursuant to which Red Mountain acquired 218,535 shares of common stock of Cross Border Resources, Inc. from a third party in exchange for the issuance of 273,169 shares of Red Mountain's common stock.

On August 30, 2011, the Board of Directors of Red Mountain approved the dismissal of L J Soldinger Associates LLC and the engagement of Hein & Associates LLP as the principal accountant to audit Red Mountain's financial statements.

Beginning in March 2011, Red Mountain commenced a private placement of its shares of common stock at an offering price of $1.00 per share. As of September 22, 2011, Red Mountain has sold an aggregate of 12,055,000 shares of its common stock raising gross proceeds of $12,055,000.

In July 2011, the Company issued unsecured promissory notes in the principal amount of $850,000 to RMS Advisors, Inc. and TSS Investment, Inc., each an unaffiliated lender. In July and August 2011, the Company repaid the amounts due under the notes held by RMS Advisors, Inc. and TSS Investment, Inc. and such notes were retired. The Company also repaid a portion of the amounts owed under the promissory notes held by Michael J. Garnick, Bel-Cal Properties and William
F. Miller, III. As of September 22, 2011, an aggregate of $1,150,000 remained outstanding to these three lenders, and separately $150,000 remained unpaid to Robert Hersov. The Company is currently negotiating an extension to these notes.

The Company evaluated events and transactions subsequent to May 31, 2011 and determined there were no significant further events to report through September 22, 2011, the date the Company issued these financial statements.

NOTE 12. SUPPLEMENTAL OIL AND GAS DISCLOSURE (unaudited)

ESTIMATED NET QUANTITIES OF OIL AND GAS RESERVES (unaudited)

Users of this information should be aware that the process of estimating quantities of "proved" and "proved developed" natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

Proved oil and gas reserves are those quantities of natural gas, crude oil and condensate, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible - from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations - prior to the time at which contacts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the Company must be reasonably certain that it will commence the project within a reasonable time.

Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and under existing economic and operating conditions.

Oil and Gas Reserves

The following tables set forth our net proved oil and gas reserves, including the changes therein, and net proved developed reserves at May 31, 2011.

Net proved Developed and Undeveloped Reserves - (In millions of cubic feet "MMCF") of natural gas and (thousands of barrels "Mbbl") of oil:

                                             Natural Gas          Oil
                                             -----------      ------------
                                             (unaudited)      (unaudited)
June 1, 2010                                          --                --
Purchase of properties                             9,443               844
Revisions of previous estimates                       --                --
Extension, discoveries, other estimates            1,902                --
Production                                          (895)               --
Disposition of properties                             --                --
                                             -----------      ------------
May 31, 2011                                      10,450               844
                                             ===========      ============

Net proved oil and gas reserves consisted of the following at May 31, 2011:

                                             Natural Gas          Oil
                                               Volumes           Volumes
                                                 MMCF             Mbbl
                                             -----------      ------------
                                             (unaudited)       (unaudited)
Proved developed producing                         4,479                 2
Proved undeveloped                                 5,971               842
                                             -----------      ------------
Total proven                                      10,450               844
                                             ===========      ============

Results of operations for oil and gas producing activities for May 31, 2011

Year ended May 31, 2011                                        (unaudited)

Revenue                                                       $  3,711,815
Operating expenses (lifting costs)                                (325,814)
Depletion                                                         (716,655)
Impairment of oil and gas properties                                    --
                                                              ------------
Operating income                                                 2,669,346

Income tax provision                                                    --
                                                              ------------
Results of operations for oil and gas properties              $  2,669,346

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

Cost incurred for oil and gas property acquisition, exploration and development activities

                                                               (unaudited)
Property acquisition
Unproved                                                      $         --
Proved (1)                                                       7,573,614
Exploration                                                        239,393
Development (1)                                                  1,719,183
                                                              ------------
Total costs incurred                                          $  9,532,190
                                                              ============

(1) The Company has included the prepaid drilling costs acquired in the purchase of the Villareal property (see Note 3) of approximately $680,000 as part of development costs incurred.

Aggregate capitalized costs

Capitalized costs relating to oil and gas activities are as follows:

May 31, 2011                                                   (unaudited)

Proved                                                        $  9,292,797
Unproved                                                           239,393
                                                              ------------
Total capitalized costs                                       $  9,532,190

Accumulated depletion                                              716,655
                                                              ------------
Net capitalized costs                                         $  8,815,535
                                                              ============
STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES - (unaudited)

The following information has been developed utilizing procedures prescribed by FASC Topic 932 and based on crude oil reserve and production volumes estimated by the Company's engineering staff. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) selection of a 10% discount rate is arbitrary and may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

Under the Standardized Measure, future cash inflows were estimated by applying the average first day price for each month during the period adjusted for fixed and determinable escalations to the estimated future production of period-end proven reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expenses has been computed by applying period-end statutory tax rates to aggregate future pre-tax net cash flows, reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate is required by FASC Topic 932.

Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proven reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

Standardized measure of discounted future net cash flows relating to proved oil and gas reserves

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the Company is as follows:

                                                               May 31,
                                                                2011
                                                            ------------
                                                            (in thousands)
                                                             (unaudited)

Future cash inflows                                         $    121,327
Less related future:
    Production costs                                              20,087
    Development costs                                             20,733
                                                            ------------
Future net cash flows before income taxes                         80,507
Future income taxes                                                   --

Future net cash flows                                             80,507
10% annual discount for estimating timing of cash flows          (45,076)
                                                            ------------
Standardized measure of discounted future net cash flows    $     35,431
                                                            ============

A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves is as follows:

                                     May 31,
                                      2011
                                 (in thousands)

                                   (unaudited)

Net changes in sales and transfer prices and in
  production (lifting) costs related to future production   $         --
Changes in estimated future development costs                         --
Sales and transfers of oil and gas produced during
  the period                                                      (3,712)
Net change due to extensions, discoveries and improved
  recovery                                                            --
Net change due to purchases and sales of minerals in place        41,093
Net change due to revisions in quantity estimates                     --
Previously estimated development costs incurred during
  the period                                                      (1,959)

Accretion of discount                                                  9
Other - unspecified                                                   --
Net change in income taxes                                            --
                                                            ------------
Aggregate change in the standardized measure of
  discounted net cash flows for the year                    $     35,431

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: October 24, 2011                    RED MOUNTAIN RESOURCES, INC.

                                           By: /s/ Alan W. Barksdale
                                               -------------------------------
                                               Alan W. Barksdale
                                               Chief Executive Officer